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                        PLEDGED STOCK AND SECURITY AGREEMENT


     This agreement is made this 24th day of February, 1999, at Logan, Utah between NACO Industries, Inc. (hereinafter "Secured Party"), and Dan Bray and Rimshot, LLC of Ogden, Utah (hereinafter "Indemnitor").

     WHEREAS, on even date herewith the Indemnitor hereto has executed a certain "Assumption and Indemnification Agreement"; and

     WHEREAS, the parties desire to allow Secured Party the use of Dan Bray's shares of Secured Party as collateral for the "Assumption and Indemnification Agreement;

     NOW, THEREFORE, IT IS AGREED as follows:

     1. PLEDGE OF SHARES: Dan hereby assigns and delivers to the Secured Party Stock Certificates numbered 1246 of the Corporation representing 12,500 shares therein, duly noted on the books of the Corporation to be held by Secured Party and registered in the name of Dan Bray. Dan Bray grants Secured Party a security interest in the above-described shares to secure the performance and payment of all obligations and indebtedness to the Secured Party relating to the Assumption and Indemnification Agreement entered into by and between the parties on even date herewith.

     2. VOTING RIGHTS: Provided that Indemnitor is not in default in the performance of any terms of the Assumption and Indemnification Agreement or this Agreement, Indemnitor shall retain all voting rights of the pledged shares.

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     3.   DIVIDENDS:  All amounts paid as dividends on the pledged shares shall be the property of Secured Party and shall be applied to the payment of principal and interest indebtedness of Secured Party.

     4. ADJUSTMENTS: In the event that any options, warrants, or other rights are issued in connection with the pledged shares during the terms of this agreement, such options, warrants, or rights may be exercised by Indemnitor and if so executed, all new shares or other security so acquired shall be assigned to the Secured Party to be held in the same manner as the shares originally pledged hereunder. In the event that a share reclassification, readjustment, or other change is made in the capital structure of the Corporation, any additional or substituted shares issued with respect to the shares pledged hereunder shall be assigned to the Secured Party to be held in the same manner as the shares originally pledged under this agreement.

     5. DEFAULT: In the event that the Indemnitor defaults in the performance or payment of any of the terms of this agreement not secured hereby, the Secured Party shall have all the rights and remedies provided in the Uniform Commercial Code as effective in the State of Utah at the date of this agreement.

     IN WITNESS WHEREOF, the parties have signed this agreement on the date first above written.


INDEMNITOR:                            SECURED PARTY:

/s/ Daniel Bray                        by /s/ Jeffrey J. Kirby
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DAN BRAY, INDIVIDUALLY

/s/ Daniel Bray
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MEMBER OF RIMSHOT, LLC